Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
February 13, 2025

PG&E Corporation Delivers on Guidance for Full-Year 2024 and Updates 2025 Earnings Guidance

OAKLAND — PG&E Corporation (NYSE: PCG) delivered solid financial results in 2024 and is on track to deliver beyond:

•GAAP earnings were $0.30 per share for the fourth quarter of 2024, compared to earnings of $0.43 for the same period in 2023.
•GAAP earnings were $1.15 per share for the full year of 2024, compared to earnings of $1.05 per share for the same period in 2023.
•Non-GAAP core earnings were $0.31 per share for the fourth quarter of 2024, compared to earnings of $0.47 per share for the same period in 2023.
•Non-GAAP core earnings were $1.36 per share for the full year of 2024, compared to earnings of $1.23 per share for the same period in 2023.
•Equity needs fully satisfied to fund the five-year capital plan of $63 billion through 2028.
•2025 GAAP EPS guidance reaffirmed at $1.30 to $1.36 per share.
•2025 non-GAAP core EPS guidance increased from $1.47 to $1.51 per share (previously) to $1.48 to $1.52 per share.
•2024 non-fuel operating and maintenance (O&M) costs reduced by 4%, as compared to 2023, exceeding 2% target; saved over $200 million in non-fuel O&M costs in each of the past three years.
•Operating cash flow of $8.0 billion in 2024 is up from $4.7 billion in 2023.
•Targeting a dividend payout ratio of approximately 20% of core earnings by 2028.

Operational progress during 2024 continued to focus on physical safety and delivery of affordable and resilient energy:

•Achieved a second consecutive year of zero major wildfires caused by the company’s equipment.
•For long-term wildfire risk reduction, completed 366 miles of system hardening including 258 miles of underground powerlines and 108 miles of stronger poles and overhead powerlines in the highest fire-risk areas.
•Residential combined gas and electric bills remained flat in January 2025 compared to January 2024, assuming similar usage.
•Exceeded non-fuel O&M cost reduction target through continuous efforts to deliver longer-term energy bill stability for customers.
•Signed a $15 billion loan guarantee agreement with the U.S. Department of Energy’s Loan Programs Office to finance grid modernization projects and potentially save customers up to $1 billion on a net present value basis through lower-cost financing.
•Connected nearly 14,000 new customers to the electric system, approximately 30% more than plan. Incremental service connections were completed at an average unit cost 50% lower than plan. Also installed more than 3,800 new electric vehicle charging ports.

More beneficial new load in the years ahead can help reduce electricity prices for all customers.
•Interconnected four new renewable natural gas (RNG) facilities in 2024, enabling more California-produced RNG to reach consumers and help reduce greenhouse-gas emissions.

“In 2024, we continued progress in ways that matter to both customers and investors. We delivered energy safely—our system has never been safer, and we are working to make it even safer. We stabilized combined gas and electric bills for residential customers. And we connected more new customers to our grid than we have in decades. We believe clean, climate-resilient energy can be accessible for all, and we’re showing it’s possible,” said PG&E Corporation CEO Patti Poppe.

2025 Guidance

PG&E Corporation is reaffirming 2025 GAAP earnings guidance in the range of $1.30 to $1.36 per share. Factors driving GAAP earnings include costs related to unrecoverable interest expense of $350 million to $400 million after tax and other earnings factors, including allowance for funds used during construction, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, costs related to PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, and investigation remedies, partially offset by prior period net regulatory impact.

The guidance range for projected 2025 non-GAAP core earnings increased from $1.47 to $1.51 per share to $1.48 to $1.52 per share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is $360 million to $400 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Financial Results

PG&E Corporation recorded annual 2024 income available for common shareholders of $2,475 million, or $1.15 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $2,242 million, or $1.05 per share, for 2023.

The increase in year-over-year GAAP results is primarily driven by an increase in customer capital investment, as approved in the 2023 General Rate Case final decision and which earns an equity return as approved in the cost of capital proceeding. Other drivers include non-fuel operating and maintenance savings achieved for various programs such as process improvements for inspections, as well as lower contract spend through strategic sourcing. Operating and maintenance savings are reinvested back into the business for various programs, including those that support risk mitigation, such as inspections, gas corrosion mitigation, and distribution maintenance.

The decrease in quarter-over-quarter results is primarily driven by the recognition of the 2023 General Rate Case within the fourth quarter of 2023. This decrease is partially offset by the Automatic Cost of Capital Adjustment Mechanism which increased return on equity in 2024.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $2,923 million, or $1.36 per share, for 2024, compared to earnings of $2,630 million, or $1.23 per share, for 2023.

The increase in year-over-year non-GAAP core earnings is primarily driven by similar factors to the GAAP results including an increase in customer capital investment, as approved in the 2023 General Rate Case final decision and which earns an equity return as approved in the cost of capital proceeding.

The decrease in quarter-over-quarter non-GAAP core earnings per share is primarily driven by similar factors to the GAAP results, including timing of the recognition of the 2023 GRC Decision.

Non-core items, which management does not consider representative of ongoing earnings, totaled $448 million after tax, or $0.21 per share, for the full year 2024, compared with $388 million after tax, or $0.18 per share, for the full year 2023.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on February 13, 2025, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its fourth quarter and full year 2024 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Fourth Quarter and Full Year 2024 Earnings Call

When: Thursday, February 13, 2025 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through February 20, 2025, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, operating cost savings, capital investments, dividends, and financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Year ended December 31,
	2024	2023	2022
Operating Revenues
Electric	$17,811	$17,424	$15,060
Natural gas	6,608	7,004	6,620
Total operating revenues	24,419	24,428	21,680
Operating Expenses
Cost of electricity	2,261	2,443	2,756
Cost of natural gas	1,192	1,754	2,100
Operating and maintenance	11,808	11,924	9,809
SB 901 securitization charges, net	33	1,267	608
Wildfire-related claims, net of recoveries	94	64	237
Wildfire Fund expense	383	567	477
Depreciation, amortization, and decommissioning	4,189	3,738	3,856
Total operating expenses	19,960	21,757	19,843
Operating Income	4,459	2,671	1,837
Interest income	604	606	162
Interest expense	(3,051)	(2,850)	(1,917)
Other income, net	300	272	394
Income Before Income Taxes	2,312	699	476
Income tax benefit	(200)	(1,557)	(1,338)
Net Income	2,512	2,256	1,814
Preferred stock dividend requirement	37	14	14
Income Available for Common Shareholders	$2,475	$2,242	$1,800
Weighted Average Common Shares Outstanding, Basic	2,141	2,064	1,987
Weighted Average Common Shares Outstanding, Diluted	2,147	2,138	2,132
Net Income Per Common Share, Basic	$1.16	$1.09	$0.91
Net Income Per Common Share, Diluted	$1.15	$1.05	$0.84

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Fourth Quarter and Full Year, 2024 vs. 2023

	Three Months Ended December 31,				Year Ended December 31,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2024	2023	2024	2023	2024	2023	2024	2023
PG&E Corporation’s earnings/EPS on a GAAP basis	$647	$919	$0.30	$0.43	$2,475	$2,242	$1.15	$1.05
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	63	83	0.03	0.04	276	408	0.13	0.19
Bankruptcy and legal costs (3)	2	8	—	—	35	89	0.02	0.04
Fire Victim Trust tax benefit net of securitization (4)	(7)	(77)	—	(0.04)	24	(262)	0.01	(0.12)
Investigation remedies (5)	14	3	0.01	—	55	24	0.03	0.01
Prior period net regulatory impact (6)	45	(6)	0.02	—	28	(24)	0.01	(0.01)
StanPac settlement (7)	84	—	0.04	—	84	—	0.04	—
Strategic repositioning costs (8)	—	—	—	—	—	3	—	—
Tax-related adjustments (9)	(213)	—	(0.10)	—	(143)	—	(0.07)	—
Wildfire-related costs, net of recoveries (10)	22	76	0.01	0.04	89	150	0.04	0.07
PG&E Corporation’s non-GAAP core earnings/EPS (11)	$658	$1,006	$0.31	$0.47	$2,923	$2,630	$1.36	$1.23

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2024 and 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $88 million (before the tax impact of $25 million) and $383 million (before the tax impact of $107 million) during the three months and year ended December 31, 2024, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3) PG&E Corporation and the Utility recorded costs of $2 million (before the tax impact of $0 million) and $49 million (before the tax impact of $14 million) during the three months and year ended December 31, 2024, respectively, related to bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs.

(4) The Utility recorded benefits of $10 million (before the tax impact of $3 million) and costs of $33 million (before the tax impact of $9 million) during the three months and year ended December 31, 2024, respectively, related to any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust, as well as the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization.

(5) Includes costs associated with the decision different for the OII related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Wildfires OII disallowance and system enhancements	$4	$9
Locate and mark OII system enhancements	1	3
Paradise restoration and rebuild	(3)	1
2020 Zogg fire settlement	13	46
Investigation remedies	$15	$59
Tax impacts	(1)	(4)
Investigation remedies (post-tax)	$14	$55

(6) Includes adjustments to expenses (revenues) associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022, the 2021 WMCE decision dated December 19, 2024, and previously incurred costs in the TO21 settlement in principle as shown below.

(in millions)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
2011 GT&S rate case	$(8)	$(32)
2021 WMCE decision	151	151
TO21 settlement in principle	(80)	(80)
Prior period net regulatory impact	$63	$39
Tax impacts	(18)	(11)
Prior period net regulatory impact (post-tax)	$45	$28

(7) The Utility recorded costs of $117 million (before the tax impact of $33 million) during the three months and year ended December 31, 2024 of probable costs to resolve legacy gas transportation issues related to its affiliate Standard Pacific Gas Line Incorporated.

(8) Includes one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model.

(9) Includes the IRS’ disallowance of deductions related to certain costs incurred for San Bruno gas explosion and implementation of the natural gas safe harbor method according to the revenue procedure issued by the IRS in 2023.

(in millions)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
San Bruno tax-related	$—	$70
Gas revenue procedure	(213)	(213)
Tax-related adjustments	$(213)	$(143)

(10) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of recoveries, as shown below.

(in millions)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
2019 Kincade fire-related third-party claims	$—	$100
2019 Kincade fire-related costs	26	7
2020 Zogg fire-related insurance recoveries	3	1
2020 Zogg third-party claims	(3)	(3)
2021 Dixie fire-related legal settlements	5	17
Wildfire-related costs, net of recoveries	$31	$123
Tax impacts	(9)	(34)
Wildfire-related costs, net of recoveries (post-tax)	$22	$89

(11) “Non-GAAP core earnings” is a non-GAAP financial measure. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2024.

PG&E Corporation’s 2025 Earnings Guidance

	2025
EPS guidance	Low		High
Estimated EPS on a GAAP basis	~	$1.30	~	$1.36
Estimated non-core items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.10	~	0.10
Bankruptcy and legal costs (3)	~	0.02	~	0.01
SB 901 securitization (4)	~	0.01	~	0.01
Investigation remedies (5)	~	0.04	~	0.04
Prior period net regulatory impact (6)	~	(0.01)	~	(0.01)
Wildfire-related costs, net of recoveries (7)	~	0.01	~	0.01
Estimated EPS on a non-GAAP core earnings basis	~	$1.48	~	$1.52

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2025, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Non-GAAP Financial Measures below.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

	2025
(in millions)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$310	~	$310
Amortization of Wildfire Fund contribution	~	$310	~	$310
Tax impacts	~	(87)	~	(87)
Amortization of Wildfire Fund contribution (post-tax)	~	$223	~	$223

(3) “Bankruptcy and legal costs” consists of legal and other costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing.

	2025
(in millions)	Low guidance range		High guidance range
Legal and other costs	~	$65	~	$20
Bankruptcy and legal costs	~	$65	~	$20
Tax impacts	~	(18)	~	(6)
Bankruptcy and legal costs (post-tax)	~	$47	~	$14

(4) “SB 901 securitization” includes the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by net operating loss monetization. Also included are any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust.

		2025
(in millions)	Low guidance range		High guidance range
SB 901 securitization charge	~	$35	~	$35
SB 901 securitization	~	$35	~	$35
Tax impacts	~	(10)	~	(10)
SB 901 securitization (post-tax)	~	$25	~	$25

(5) “Investigation remedies” includes costs related to the Paradise restoration and rebuild, the Wildfires OII decision different, the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, and the locate and mark OII system enhancements.

	2025
(in millions)	Low guidance range		High guidance range
2020 Zogg fire settlement	~	$60	~	$60
Wildfires OII disallowance and system enhancements	~	30	~	30
Paradise restoration and rebuild	~	5	~	5
Investigation remedies	~	$95	~	$95
Tax impacts	~	(7)	~	(7)
Investigation remedies (post-tax)	~	$88	~	$88

(6) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

	2025
(in millions)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(20)	~	$(20)
Prior period net regulatory impact	~	$(20)	~	$(20)
Tax impacts	~	6	~	6
Prior period net regulatory impact (post-tax)	~	$(14)	~	$(14)

(7) “Wildfire-related costs, net of recoveries” includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of recoveries.

	2025
(in millions)	Low guidance range		High guidance range
2019 Kincade fire-related costs	~	$7	~	$7
2020 Zogg fire-related legal settlements	~	3	~	3
2021 Dixie fire-related legal settlements	~	18	~	18
Wildfire-related costs, net of recoveries	~	$28	~	$28
Tax impacts	~	(8)	~	(8)
Wildfire-related costs, net of recoveries (post-tax)	~	$20	~	$20

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2024.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2026-2028, PG&E Corporation is unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.